UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015 (March 9, 2015)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.  FINANCIAL INFORMATION.

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 9, 2015, Forward Air, Inc., a Tennessee corporation (“Forward Air”), and wholly-owned subsidiary of Forward Air Corporation, completed its previously announced acquisition of CLP Towne Inc. (“Towne”) pursuant to the merger of FAC Subsidiary, Inc., a wholly-owned subsidiary of Forward Air (“Merger Co”), with and into Towne (the “Merger”). Towne is now an indirect, wholly-owned subsidiary of Forward Air Corporation (the “Company”). The Merger was consummated pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Towne, Forward Air, Merger Co, ZM Private Equity Fund I, L.P., as the equity holders’ representative, and the Indemnifying Equity Holders party thereto.
Forward Air paid aggregate cash consideration of approximately $125 million in the Merger, subject to customary closing adjustments, and which included amounts necessary to pay off certain indebtedness of Towne. Of the total aggregate cash consideration paid, $16.5 million was placed into an escrow account, with $2.0 million of such amount being available to settle any shortfall in Towne’s net working capital and with $14.5 million of such amount being available for a period of time to settle certain possible claims against Towne’s common stockholders for indemnification. To the extent the escrow fund is insufficient, certain equity holders have agreed to indemnify Forward Air, subject to certain limitations set forth in the Merger Agreement, as a result of inaccuracies in or breaches of certain of Towne’s representations, warranties, covenants and agreements and other matters. Forward Air financed the Merger with borrowings under its credit facility.
The foregoing is a summary description of certain terms of the Merger Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 5, 2015.
SECTION 8. OTHER EVENTS.
Item 8.01. Other Events.
A press release announcing the completion of the Merger was issued by the Company on March 9, 2015, a copy of which is included as Exhibit 99.1 hereto and incorporated herein by reference.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired. It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information. See paragraph (a) above.
(d) Exhibits. The following exhibits are being furnished as part of this Current Report.

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated March 9, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: March 9, 2015	By:	/s/ Rodney L. Bell
Rodney L. Bell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated March 9, 2015.